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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-233603 on Form S-8 and Registration Statement No. 333-233601 on Form S-3 of our report dated April 8, 2020, relating to the consolidated financial statements of Aridis Pharmaceuticals, Inc. (which report includes explanatory paragraphs relating to the change in the method of accounting for revenue and to the uncertainty of the Company's ability to continue as a going concern), included in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
April 8, 2020

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM